EXHIBIT 99.1

Contact:	Mark Hord ViewPoint Financial Group 972-578-5000, Ext. 7440	FOR IMMEDIATE RELEASE July 22, 2009
ViewPoint Financial Group
Announces Quarterly Cash Dividend
PLANO, Texas, July 22, 2009 — ViewPoint Financial Group (NASDAQ:VPFG), the holding company for ViewPoint Bank, today announced a quarterly cash dividend of 5 cents per share.
The cash dividend is payable on August 18, 2009, to shareholders of record as of the close of business on August 4, 2009.
ViewPoint Financial Group is the holding company for ViewPoint Bank. With more than $2.2 billion in assets, ViewPoint Bank operates 23 community bank offices throughout the Dallas-Fort Worth Metroplex. Its mortgage subsidiary, ViewPoint Bankers Mortgage, operates 14 loan production offices throughout Texas. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.
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